ENER-CORE, INC. COMPLETES MERGER TRANSACTION
WITH ENER-CORE POWER, INC.

Irvine, CA — July 1, 2013/PRNewswire via COMTEX/ – Ener-Core, Inc. (OTCBB: ENCR; the “Company”), announced today that it completed a merger transaction with Ener-Core Power, Inc. (f/k/a Flex Power Generation, Inc.) that had been disclosed in the Company’s filings with the Securities and Exchange Commission in April and May. Common stock of the combined company will continue to be quoted on the OTC Bulletin Board and the OTC Market Group Inc.’s OTCQB tier under the symbol “ENCR.” In connection with the closing of the merger transaction, the Company received the $4.0 million in equity financing that was a condition to the closing.

The Company designs, develops, and manufactures gradual oxidizer products and technologies that aim to expand power generation into previously uneconomical markets, while at the same time reducing the emissions of gases produced from industrial processes that contribute to air pollution and climate change.

Dr. Boris Maslov, Ener-Core’s President stated, “We are pleased to be in the public markets and look forward to enhancing the value of our company for all of our stockholders – old and new. All of us at Ener-Core intend to expand our company’s business horizons in a meaningful manner. We believe that our Gradual Oxidation products and technology provides a unique value proposition in that it not only allows for the extraction of energy from previously unusable low energy fuels, while, at the same time, significantly reducing harmful pollutants and creating useful energy products such as heat and electricity.”

Dr. Maslov concluded, “We believe that our customers can greatly reduce the cost of compliance with air quality regulations by avoiding the chemicals, catalysts, and complex permitting required by competitive systems.”

The Company will be releasing full details of the merger transaction and the related financing on July 8, 2013.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of July 1, 2013. Except as otherwise expressly referenced herein, Ener-Core assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.